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                                                                Exhibit 10.23


                 SETTLEMENT AGREEMENT AND NON-EXCLUSIVE LICENSE


     This Settlement and License Agreement ("Agreement") is entered into as of November __, 2006, (the "Effective Date") between (1) Picis, Inc., a Delaware company, with an address at 100 Quannapowitt Pkwy Suite 405, Wakefield, MA, 01880 (hereinafter "Picis, Inc.") and Picis, S.A., a societe anonyme organized under the laws of France, having a principal place of business at 38 rue de Berri, Paris, France, 75008 (hereinafter "Picis, S.A."); Picis, Inc. and Picis, S.A. collectively hereinafter "Picis"); and (2) Surgical Information Systems, LLC (hereinafter "SIS"), a Georgia limited liability company having a principal place of business at 3650 Mansell Road, Suite 300, Alpharetta, GA 30022 and (3) Capsule Technologie, a French corporation, with an address at 79, rue du Faubourg Poissonniere, Paris, France 75009 (hereinafter "Capsule"; SIS and Capsule collectively hereinafter "Companies").

                                   BACKGROUND

     A. Picis has filed a legal action against Companies in the United States District Court for the Northern District of Georgia under Case No. 1-04-CV-1870 ("Patent Infringement Suit") alleging that the manufacture, use, offer for sale, and sale by Companies of the Licensed Products (as defined in Section 1.4 below) in the absence of a license from Picis constitutes infringement of one or more claims of the Licensed Patent (as defined in Section 1.1 below) under one or more of the provisions of 35 U.S.C. ss. 271, including, but not limited to, ss.ss. 271(a), (b), (c) and/or (g); and SIS has filed a counterclaim in the Patent Infringement Suit alleging that Picis has committed acts of unfair competition against SIS;

     B. Without admitting infringement or liability, Companies desire to settle the Patent Infringement Suit and obtain a license under the Licensed Patent in connection with the manufacture, use, distribution or license by Companies of the Licensed Products; and without admitting liability, Picis desires to settle the counterclaim brought by SIS in the Patent Infringement Suit; and

     C. This Agreement is for settlement purposes only and does not alter or reflect the merits of either Picis' or Companies' substantive claims, counterclaims, or defenses and, if subsequent litigation arising out of or relating to the same or similar subject matter is brought by either party, the other party reserves completely all of its arguments and positions.

     NOW, THEREFORE, in consideration of the above premises and the mutual covenants of the parties to be faithfully performed, Picis, SIS, and Capsule, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     In addition to the terms defined above and elsewhere in this Agreement, as used in this Agreement:

     1.1  "LICENSED PATENT" shall mean U.S. Patent No. 5,161,222.


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     1.2  "AFFILIATE" as applied to a first entity shall mean any other entity controlling or controlled by or under common control with such first entity where "control" is defined as the ownership of at least fifty percent (50%) of the equity or beneficial interests of an entity.

     1.3 "LICENSED PRODUCTS" shall mean SIS and Capsule's software for medical device data integration, including components of DataCaptor, and any other software that has been, is, or will be developed, used, marketed, licensed and/or sold by Companies and which is covered by one or more claims of the Licensed Patent.

     1.4 "CAPSULE DRIVERS" shall mean software that enables data to be transferred to and from peripheral devices and Capsule's DataCaptor software, including Capsule's DataCaptor Device Interfaces (DDIs) and any related source code.

     1.5 "CAPSULE SOFTWARE ENGINE" shall mean the data acquisition and distribution software engine used in conjunction with "Capsule Drivers" to collect data from medical devices including Capsule's DataCaptor product.

     1.6 "PICIS PRODUCTS" shall mean Picis' software products, which includes software that automates the collection of information from multiple sensors for the Perioperative, ICU, and/or emergency departments

2.   LICENSE AND PATENT MARKING

     2.1 LICENSE GRANT BY PICIS. Picis hereby grants to Companies, and SIS and Capsule hereby accept, a royalty-free, nonexclusive, nontransferable, fully paid-up license under the Licensed Patent for the manufacture, use, sale, distribution or license of the Licensed Products, for the term of the Licensed Patent, in the geographic areas covered by the Licensed Patent. The license granted under this Section 2.1 shall include the right to grant sublicenses only to the extent necessary for (i) use of the Licensed Products by customers purchasing the Licensed Products from Companies or distributors or customers of Companies, and (ii) resale or license of the Licensed Products by distributors or customers of Companies where such resale or license of the Licensed Products may be incorporated with additional software or services of such customer of Companies.

     2.2 LICENSE AND DISTRIBUTION RIGHT GRANT BY CAPSULE. Capsule hereby grants to Picis, and Picis hereby accepts:

          2.2.1 a royalty-free, nonexclusive, nontransferable, fully paid-up license for the, use, sale, distribution or sub-license of up to seventy (70) Capsule Drivers ("DDI"). Picis may select the seventy Capsule Drivers to be licensed hereunder among all DDIs existing in the DataCaptor library at the time of the request at any time beginning with the Effective Date and for five (5) years thereafter by notifying Capsule of its selection. Capsule does not warrant and makes no representation regarding the compatibility and/or usefulness of Capsule Drivers with the Picis Products.


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          2.2.2 a nonexclusive, nontransferable, license for the, use, sale, distribution or sub-license of copies of the Capsule Software Engine purchased from Capsule pursuant to Section 4.3, for a period of five (5) years from the Effective Date.

          2.2.3 The license granted under Section 2.2.1 and 2.2.2 shall include the right to grant sublicenses only to the extent necessary for use of the Capsule products to collect data from medical devices into the Picis Products that cover Perioperative/ICU or emergency department systems or their equivalents. The license granted under Section 2.2.1 and 2.2.2 does not include the right to grant sublicenses to collect data from medical devices into a Third-Party system, i.e. into a software product that is not a Picis Products. Any sublicense granted pursuant to the rights in this Section 2.2 shall be commensurate in scope with any related license granted by Picis for the Capsule products.

          2.2.4 PATENT MARKING. Capsule shall, during the term of this Agreement, mark its primary Internet website and its primary brochure distributed with respect to the Licensed Products, with a notice of the Licensed Patents, as appropriate under statutory patent provisions, in the following form: "DataCaptor is protected under Picis U.S. Patent No. 5,161,222".

     3.   RELEASES

          3.1 Except for the obligations set forth in this Agreement, each party to this Agreement, for itself and its officers, directors, shareholders, employees, successors, assigns, agents, attorneys, and representatives, and for distributors and customers of Licensed Products or the Picis Products, hereby forever and irrevocably releases, discharges, and acquits every other party to this Agreement and their officers, directors, shareholders, employees, successors, assigns, agents, attorneys, and representatives from any and all claims, counterclaims, actions, causes of action, demands, rights, damages and costs of whatsoever kind or nature, whether at law, in equity, or mixed, known or unknown, whether based on statutory or regulatory authority, common law, contract, tort or other basis, that any party to this Agreement may have, may have had, or hereafter may have, arising from or in any way related to any acts or omissions occurring prior to the date of this Agreement in connection with the Licensed Patent or the use, marketing, licensing and/or sale of the Licensed Products that were or could have been asserted in the Patent Infringement Suit, including, but not limited to, all claims asserted in Picis' Complaint filed on June 28, 2004, all counterclaims asserted by SIS in its Answer filed on April 7, 2005, and any claim related to the involvement of former Picis employees and/or consultants, including, but not limited to Steven Forrester, in the development of the Capsule Drivers or the Capsule Software Engine.


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     4.   CONSIDERATION AND TERMINATION OF SUIT

          4.1 Picis acknowledges and agrees that Companies shall not be required to make any payments to Picis for rights granted in this Agreement under the Licensed Patent.

          4.2 Within ten (10) days of the execution of this Agreement, Capsule shall deliver to Picis a complete set of the currently utilized Capsule Drivers, on CD-ROMs or DVDs, to the address identified in the opening paragraph of this Agreement. Picis shall receive the materials as the property and trade secrets of Capsule, shall protect the material in the same fashion that Picis protects its own trade secrets, and shall make no use of such materials received from Capsule except in accordance with this Agreement. Capsule further agrees to provide all updates to the Capsule Drivers to Picis for a period of four (4) years from the date of this Agreement. Picis acknowledges and agrees that Capsule shall not be required to make any other deliveries to Picis for rights granted in this Agreement to the Capsule Drivers. Picis may within the option period select within the licensed number of Capsule Drivers, and shall retrieve and return to Capsule all other Capsule Drivers, including all copies thereof, received from Capsule, so that no further remnant of such non-selected Capsule Drivers shall be accessible or available at or to Picis.

          4.3 For a period of five (5) years from the date of this agreement, Capsule agrees to sell the "CAPSULE SOFTWARE ENGINE" and the maintenance and support program to Picis, for Picis' use and resale as authorized in Section 2.2 above, and to provide standard maintenance and support contracts, at a price that is no more than the "most favored nation" pricing for the "CAPSULE SOFTWARE ENGINE," i.e. no direct competitor of Picis will have better pricing than Picis for similar purchased volumes and commitments. Capsule further agrees to provide all updates to the "CAPSULE SOFTWARE ENGINE," as long as Picis purchases the maintenance and support program.

          4.4 Picis and Capsule will discuss business relationships, including a reseller/vendor relationship. Should a reseller agreement be reached, Capsule agrees that Picis will receive "most favored nation" pricing for the "CAPSULE SOFTWARE ENGINE," after the initial five (5) year period described above in Section 4.3, i.e. no vendor will have better pricing than Picis, provided that Picis accepts the same terms and conditions as such vendor or customer.

          4.5 Upon signature of this Agreement by Companies, Picis and Companies shall file within three (3) court days a joint motion to dismiss, with prejudice, the Patent Infringement Suit, all claims asserted by Picis against Companies in the Patent Infringement Suit, and all claims and counterclaims asserted by Companies against Picis in the Patent Infringement Suit.


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     5.   REPRESENTATIONS, WARRANTIES AND COVENANTS

          5.1 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF COMPANIES. SIS and Capsule each represent, warrant, and covenant to Picis that: (i) they have the full legal authority necessary to enter into this Agreement and perform the duties and obligations outlined in this Agreement; and (ii) the execution of this Agreement by them and the performance of their obligations hereunder will not violate any agreement, whether written or oral, to which SIS or Capsule is a party. THIS AGREEMENT, AND THE LICENSES OR RIGHTS GRANTED HEREUNDER, DO NOT AND SHALL NOT BE INTERPRETED OR CONSTRUED TO
               INCLUDE: (A) ANY WARRANTY OR REPRESENTATION AS TO THE VALIDITY, ENFORCEABILITY, OR SCOPE OF THE LICENSED RIGHTS, (B) ANY WARRANTY OR REPRESENTATION THAT ANY USE OF THE LICENSED RIGHTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY, (C) ANY OBLIGATION TO FURNISH ANY TECHNICAL OR SUPPORT INFORMATION, (D) ANY LICENSE OR RIGHT BY IMPLICATION OR ESTOPPEL, OR (E) ANY WARRANTY REGARDING IMPLEMENTATIONS OF THE LICENSED RIGHTS AND ANY AND ALL IMPLIED OR EXPRESS WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE ARE DISCLAIMED.

          5.2 REPRESENTATIONS, WARRANTIES, AND COVENANTS OF PICIS. Picis represents and warrants that it (i) owns or has exclusive control over all rights, title and interest in the Licensed Patent and has the right to grant licenses, covenants not to sue, and releases thereunder, and (ii) has the necessary rights, powers, and authority to enter into this Agreement. This Agreement does not and shall not be interpreted or construed to include: (a) any warranty or representation as to the validity, enforceability, or scope of the Licensed Patent, (b) any warranty or representation that any use of the Licensed Patent in connection with the use and distribution of the Licensed Products will not infringe any patent, copyright, trademark or other proprietary right of any third party, (c) any obligation to furnish any technical or support information, (d) any license or right by implication or estoppel, or (e) any warranty regarding implementations of the Licensed Patent with respect to MERCHANTABILITY, NON-INFRINGEMENT, OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE.

     6.   CONFIDENTIALITY

     6.1 PRESS RELEASE. A press release in the form attached hereto as Exhibit A may be released by Picis, SIS, and/or Capsule at their discretion, any time after the joint motion to dismiss of Section 4.5 has been filed. Picis, SIS, and Capsule agree and undertake that all future statements by any of them to the public, the media or business associates shall be entirely consistent with the Press Release as mutually approved.


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          6.2  CONFIDENTIALITY. Except as stated in Section 6.1, all information provided pursuant to this Agreement, including without limitation, the terms of this Agreement, shall be regarded as confidential information ("Confidential Information"). The parties agree that, other than as required by law (including (i) applicable securities laws, rules or other regulations or (ii) in response to a valid discovery request or subpoena in connection with a legal proceeding and subject to the terms of a non disclosure agreement, confidentiality agreement, or applicable protective order), they shall not disclose the terms of this Agreement and shall use information provided pursuant to this Agreement only for the purposes set forth herein. Notwithstanding the foregoing, the parties further agree that they may disclose, including through disclosures made by their Affiliates, the existence of this Agreement and the parties thereto.

     7.   TERM AND TERMINATION

          7.1 TERM. This Agreement shall commence upon Picis' countersignature of this Agreement after being signed by SIS and Capsule, shall be effective as of the Effective Date, and shall terminate upon the expiration of the Licensed Patent.

     8.   MISCELLANEOUS

          8.1 ASSIGNMENT. None of the parties shall assign, delegate, sell, transfer, or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise, any of the rights or obligations under this Agreement to any other person, business, or entity. Notwithstanding the foregoing, any party to this Agreement, may, without any other party's consent, assign, sell, transfer, or continue this Agreement and its rights hereunder to a successor to its entire business or the portion of its business which is engaged in providing Licensed Products or the CareSuite System, including where any party undergoes a "change-in-control" such as may result from a public or private offering of securities or other transaction involving a change in 50% or more of the voting power or other transfer of rights effecting a change in operational control, (collectively "Successor"), provided that such Successor abides by the terms and conditions of this Agreement. Any attempted assignment in contravention of this provision shall be deemed void ab initio.

          8.2 NON-AGENCY. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between Picis and Companies. Neither Picis nor Companies shall incur any debts or make any commitments for the other.

          8.3 ENTIRE AGREEMENT, AMENDMENTS, AND WAIVERS. This Agreement constitutes and contains the entire agreement between Picis and Companies, and supersedes any and all prior negotiations, conversations, correspondence, understandings, and letters respecting the subject matter hereof. This Agreement may be amended or modified, or one or more provisions hereof waived, only by a written instrument signed by the parties. No delay or omission by any party in exercising any right


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               or power arising from any default by the other party shall be construed as a waiver of such default, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default by a party. No waiver of any breach of any covenant or other condition shall be construed to be a waiver of or consent to any previous or subsequent breach of the same or of any other covenant or condition.

          8.4 SEVERABILITY AND CAPTIONS. If one or more provisions of this Agreement are held to be invalid or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded. In the event a part or provision of this Agreement is held to be invalid or unenforceable or in conflict with law for any reason, the parties shall replace any invalid part or provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision. The captions to this Agreement are for convenience only and are to be of no force or effect in construing and interpreting the provisions of this Agreement.

          8.5 GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed under applicable federal law and the laws of the State of Massachusetts, excluding any conflict of law provisions. Companies and Picis each irrevocably consent to the exclusive jurisdiction of Massachusetts state or federal court sitting in the District of Massachusetts, over any suit, action or proceeding arising out of or relating to this Agreement.

          8.6 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be sent via overnight carrier to the addresses indicated in the opening paragraph of this Agreement above, and by email to the extent the email addresses of the responsible persons are reasonably available, or at such other postal or email addresses as the parties may provide.

          8.7 THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be construed to give rise to any obligation on either party hereto for the benefit of a third party or to confer any rights on any party other than Picis or the Companies.

          8.8 SURVIVAL. Section 3.1 shall survive the expiration or termination of this Agreement. In addition, Sections 5.1, 6.1 and 6.2 of this Agreement shall survive the expiration or termination of this Agreement.

          8.9 EXECUTION. This Agreement may be executed in counterparts. This Agreement may be executed and delivered by each Party by facsimile and such a facsimile shall be binding as an original.




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     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.

                               PICIS, INC. AND PICIS, S.A.


                               By:   /s/ Todd Cozzens

                               Print Name:  Todd Cozzens
                                          --------------------------------------

                               Title:       CEO
                                          --------------------------------------

                               Date:        November 3, 2006
                                          --------------------------------------




                               SURGICAL INFORMATION SYSTEMS, LLC


                               By:  /s/ George Pazwiniak

                               Print Name:  George Pazwiniak
                                          --------------------------------------

                               Title:       Counsel
                                          --------------------------------------

                               Date:        November 3, 2006
                                          --------------------------------------




                               CAPSULE TECHNOLOGIE


                               By:  /s/ George Pazwiniak

                               Print Name:  George Pazwiniak
                                          --------------------------------------

                               Title:       Counsel
                                          --------------------------------------

                               Date:        November 3, 2006
                                          --------------------------------------


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                           EXHIBIT A - PRESS RELEASES


PICIS, INC. AND CAPSULE TECHNOLOGIE ENTER A CROSS-LICENSING AGREEMENT RELATING TO AUTOMATION OF PATIENT VITAL SIGNS COLLECTION

Picis, Inc. announced today that it has entered into a cross-licensing agreement with Capsule Technologie ("Capsule Tech"), whereby Picis has agreed to grant Capsule Tech a nonexclusive license to its patent relating to systems for automating data communication between external software programs and sensors. Capsule Tech has agreed to grant Picis nonexclusive rights relating to its software products. The subject technology generally relates to systems for automating patient vital signs collection into a Clinical Information System. The financial terms of the agreement are confidential. The agreement resolves a patent infringement lawsuit initiated by Picis that was pending in the District Court for the Northern District of Georgia and related counterclaims.

PICIS, INC. AND CAPSULE TECHNOLOGIE ENTER A CROSS-LICENSING AGREEMENT RELATING TO AUTOMATION OF PATIENT VITAL SIGNS COLLECTION

Capsule Technologie ("CapsuleTech") announced today that it has entered into a cross-licensing agreement with Picis, Inc., whereby Picis has agreed to grant Capsule Tech a nonexclusive license to its patent relating to systems for automating data communication between external software programs and sensors. Capsule Tech has agreed to grant Picis nonexclusive rights relating to its software products. The subject technology generally relates to systems for automating patient vital signs collection into a Clinical Information System. The financial terms of the agreement are confidential. The agreement resolves a patent infringement lawsuit initiated by Picis that was pending in the District Court for the Northern District of Georgia and related counterclaims.





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